UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Univest Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS
Compliance with Section 16 (a) of the Securities Exchange Act of 1934
The Board, the Board’s Committees and Their Functions
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE AND DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
CONCLUSION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISED AND STOCK VESTING TABLE
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

14 North Main Street
P. O. Box 64197
Souderton, Pennsylvania 18964

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 8, 2008

TO THE HOLDERS OF COMMON STOCK:

The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 8, 2008, at 10:45 a.m., in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

Univest’s Board of Directors recommends a vote:

1.	FOR the election of four Class III directors each for a three-year term expiring in 2011 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2009 and until their successors are elected and qualified.

3.	FOR the approval of Amended and Restated Univest 2003 Long-Term Incentive Plan.

Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

The close of business on February 21, 2008, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

The accompanying proxy statement forms a part of this notice.

SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION’S COMMON STOCK.

IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

By Order of the Board of Directors

WILLIAM S. AICHELE
Chairman

KAREN E. TEJKL
Secretary

March 7, 2008

PROXY STATEMENT

Univest Corporation of Pennsylvania (Univest or Corporation) is a one-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. The Principal subsidiary of the Corporation is Univest National Bank and Trust Co. (Bank). Union National Bank and Trust Company of Souderton and Pennview Savings Bank (which was a wholly owned subsidiary of the Corporation) were merged together on January 18, 2003 with Union National Bank and Trust Company of Souderton being the surviving entity. Upon the completion of the merger, Union National Bank and Trust Company of Souderton’s name was changed to Univest National Bank and Trust Co.

The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 8, 2008, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 7, 2008. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of the Bank and other subsidiary companies or employees of StockTrans, Inc., the Corporation’s transfer agent, may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation’s voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

The person named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board set forth in the proxy.

Univest’s Board of Directors recommends a vote:

1.	FOR the election of four Class III directors each for a three-year term expiring in 2011 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2009 and until their successors are elected and qualified.

3.	FOR the approval of Amended and Restated Univest 2003 Long-Term Incentive Plan.

The Board has fixed the close of business on February 21, 2008, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of February 21, 2008, there were 14,873,904 issued and 12,843,507 outstanding shares of Common Stock (exclusive of 2,030,397 shares held as treasury stock which will not be voted).

Holders of record of the Corporation’s Common Stock on February 21, 2008 will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of the majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

As of February 21, 2008, Univest National Bank and Trust Co. held 1,226,740 shares or 9.6% of the Corporation’s outstanding Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation’s Common Stock.

A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2007, was mailed on March 7, 2008 to each shareholder of record as of February 21, 2008. The Annual Report is not a part of the proxy soliciting material.

SPECIAL CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

The information contained in this Proxy Statement and the documents that have been incorporated herein by reference may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including those set forth below:

•	Operating, legal and regulatory risks

•	Economic, political and competitive forces impacting various lines of business

•	The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful

•	Volatility in interest rates

•	Other risks and uncertainties

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of the report. Univest expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in Univest’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS

The person named in the accompanying proxy intends to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board to fix the number of Directors to be elected from time to time. By proper motion, it has established the number at four Class III Directors each to be elected for a three-year term expiring in 2011 and a pool of three Alternate Directors each to be elected for a one-year term expiring in 2009.

The nominating committee has recommended the slate of nominees listed below for election as Class III Directors and Alternate Directors. Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board, unless the Board reduces the number of directors in accordance with the Corporation’s Bylaws.

The following information, as of February 21, 2008, is provided with respect to the nominees for election to the Board.

			Director
Name	Age	Business Experience	Since**

Class III (each to be elected for a three-year term expiring 2011):*
Marvin A. Anders	68	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank and Trust Co.	1996
R. Lee Delp	61	Principal, R. L. Delp & Company (Business Consulting)	1994
H. Ray Mininger	67	President, H. Mininger & Son, Inc. (General Contractor)	1995
P. Gregory Shelly	62	President, Shelly Enterprises, Inc. (Building Materials)	1985
Alternate Directors (each to be elected for a one-year term expiring 2009):*
Wallace H. Bieler	62	Retired Senior Executive Vice President, Chief Financial Officer, Chief Operation Officer, and Corporate Secretary of the Corporation and Retired Chief Financial Officer and Corporate Secretary of Univest National Bank and Trust Co.	2008
Mark A. Schlosser	43	President, Schlosser Steel, Inc. (Steel Manufacturing)	2005
Margaret K. Zook	62	Executive Director Souderton Mennonite Homes (Retirement Community)	1999

The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.

			Director
Name	Age	Business Experience	Since**

Class I (each continuing for a three-year term expiring 2009):
William S. Aichele	57	Chairman, President, and CEO of the Corporation and Chairman and CEO of the Bank	1990
Norman L. Keller	70	Retired Executive Vice President of the Corporation	1990
Thomas K. Leidy	69	Retired President and CEO, Leidy’s, Inc. (Pork Processing)	1984
Merrill S. Moyer	73	Retired Chairman of the Corporation and Retired Chairman of the Bank	1984
Class II (each continuing for a three-year term expiring 2010):
Charles H. Hoeflich	93	Chairman Emeritus of the Corporation	1962
William G. Morral, CPA	61	Financial Consultant; Former CFO, Moyer Packing Company	2002
John U. Young	69	Consultant & Director, Alderfer, Inc. (Meat Processing)	1990

*	All nominees are now directors or alternate directors respectively.

**	Dates indicate initial year as a director or alternate director of Univest or the Bank.

The following information, as of February 21, 2008, is provided with respect to the Named Executive Officers of the Corporation not serving as a Director or Alternate Director of the Board.

			Current
			Position
Name	Age	Current Primary Positions	Since

K. Leon Moyer	58	Senior Executive Vice President of the Corporation and President and Chief Operating Officer of the Bank	2005
Kenneth H. Hochstetler	46	Executive Vice President of the Corporation; President of Univest Investments; and President of Univest Insurance	2004
Jeffrey M. Schweitzer, CPA	34	Executive Vice President and Chief Financial Officer of the Corporation and Chief Financial Officer of the Bank	2007

Beneficial Ownership of Directors and Officers

	Shares of
	Common Stock	Percent of
	Beneficially	Outstanding
Name	Owned at 2/21/08*	Shares

William S. Aichele(1)	137,223	1.07%
Marvin A. Anders(2)	113,306	**
Wallace H. Bieler(3)	75,552	**
R. Lee Delp	9,607	**
Charles H. Hoeflich	217,377	1.69%
Norman L. Keller(4)	81,076	**
Thomas K. Leidy(5)	101,348	**
H. Ray Mininger(6)	29,417	**
William G. Morral(7)	30,644	**
K. Leon Moyer(8)	53,255	**
Merrill S. Moyer(9)	133,845	1.04%
Mark A. Schlosser(10)	16,196	**
P. Gregory Shelly(11)	109,766	**
John U. Young(12)	17,107	**
Margaret K. Zook	1,098	**
Jeffrey M. Schweitzer	1,252	**
Kenneth H. Hochstetler(13)	15,390	**
All Directors and Executive Officers as a Group (17 persons)	1,143,459	8.90%

*	The shares “Beneficially owned” may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shared voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. No securities are pledged as collateral or security.

**	Beneficially owns less than 1% of the outstanding shares of the Common Stock of the Corporation.

(1)	Includes 7,813 shares in the Univest Deferred Salary Savings Plan in which Mr. Aichele has a pecuniary interest in. He disclaims beneficial ownership of these shares. Also included are 51,498 shares which may be acquired by the exercise of vested stock options.

(2)	Includes 36,297 shares owned by a member of Mr. Anders’ family. He disclaims beneficial ownership of these shares.

(3)	Includes 27,074 shares which may be acquired by the exercise of vested stock options.

(4)	Includes 45,574 shares owned by members of Mr. Keller’s family. He disclaims beneficial ownership of these shares.

(5)	Includes 9,591 shares owned by a member of Mr. Leidy’s family and 3,725 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(6)	Includes 11,165 shares over which Mr. Mininger shares voting and/or investment power and 985 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

(7)	Includes 3,068 shares owned by members of Mr. Morral’s family and 3,062 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(8)	Includes 6,778 shares owned by members of Mr. Moyer’s family. He disclaims beneficial ownership of these shares. Also included are 16,187 shares which may be acquired by the exercise of vested stock options.

(9)	Includes 62,492 shares owned by a member of Mr. Moyer’s family. He disclaims beneficial ownership of these shares.

(10)	Includes 12,433 shares over which Mr. Schlosser shares voting and/or investment power and 843 shares owned by a member of his family. He disclaims beneficial interest of these shares.

(11)	Includes 39,310 shares owned by members of Mr. Shelly’s family. He disclaims beneficial ownership of these shares.

(12)	Includes 7,114 shares owned by a member of Mr. Young’s family. He disclaims beneficial ownership of these shares.

(13)	Includes 6,100 shares which may be acquired by the exercise of vested stock options.

Compliance with Section 16 (a) of the Securities Exchange Act of 1934

Section 16 (a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.

To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16 (a) reports by its officers, directors and greater than ten percent beneficial owners were timely filed except reports filed by: John U. Young (Indirect for his wife, Kathleen K. Young) for the purchase of 75 shares of Common Stock of the Corporation on March 7, 2007; and Kenneth H. Hochstetler for the direct purchase of 434 shares of Common Stock of the Corporation on December 20, 2007 through the exercise of stock options, which were inadvertently filed late.

The Board, the Board’s Committees and Their Functions

The Corporation’s Board met eleven (11) times during 2007. All of the directors attended at least 75% of the meetings of the Board and of the committees of which they were members. All directors are encouraged to attend the annual meeting of Shareholders. In 2007, all Directors were present at the annual shareholder’s meeting. The Board has established a number of committees, including the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which is described below.

All shareholder correspondence to the Board may be sent to the Corporation and will be forwarded to the appropriate Board member or committee chair. To contact any Board members or committee chairs, please mail your correspondence to:

Univest Corporation
Attention (Board Member’s name)
Office of the Corporate Secretary
14 N. Main Street
P.O. Box 64197
Souderton, PA 18964

Board of Director Committees for the Fiscal Year Ended December 31, 2007

Nominating
	Corporate			and
Board Member	Board	Audit	Compensation	Governance	Independent*

William S. Aichele	Chairman	—	—	—	—
Marvin A. Anders	X	—	—	—	—
James L. Bergey	X	—	X	X	X
R. Lee Delp	X	—	X	X	X
Charles H. Hoeflich	X	—	Chairman	X	X
Norman L. Keller	X	X	—	—	X
Thomas K. Leidy	X	—	X	X	X
H. Ray Mininger	X	—	—	—	—
Merrill S. Moyer	X	Chairman	X	Chairman	X
P. Gregory Shelly	X	X	—	—	X
John U. Young	X	X	—	—	X

*	Director meets the independence requirements as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.

Audit Committee

The Audit Committee’s responsibilities include: annual review of and recommendation to the Board for the selection of the Corporation’s independent registered public accounting firm, review with the internal auditors and independent registered public accounting firm the overall scope and plans for the respective audits as well as the results of such audits, and review with management and the internal auditors and independent registered public accounting firm the effectiveness of accounting and financial controls, and interim and annual financial reports. All of the members of the Audit Committee are independent as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.

The Board has determined that Merrill S. Moyer, Chairman of the Audit Committee, meets the requirements adopted by the Securities and Exchange Commission and the NASDAQ Stock Market for qualification as an audit committee financial expert. Mr. Moyer has past employment experience with the Corporation as a Chief Executive Officer, including active supervision of the Chief Financial Officer and other senior financial officers, providing him with a high level of financial sophistication, as well as a comprehensive knowledge of internal controls and audit committee functions. He has served as Chairman of the Audit Committee since 1999. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit

Committee and the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Additionally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Board approved an updated Audit Committee Charter in January 2008. At the February 2007 meeting of the Audit Committee, the Committee re-approved the Audit and Non-Audit Services Pre-Approval Policy. Copies of these documents may be found on the Corporation’s Web Site: www.univest.net in the “INVESTORS” section under Governance Documents.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (Committee) met seven (7) times in 2007. The Committee has reviewed and discussed the audited consolidated financial statements of the Corporation for the year ended December 31, 2007, with the Corporation’s management. The Committee has discussed with KPMG LLP (KPMG), the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2007, the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114 (The Auditors Communication with Those Charged with Governance.) SAS No. 114 supersedes SAS No. 61 (Communication with Audit Committees).

The Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committee has discussed the independence of KPMG with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

UNIVEST AUDIT COMMITTEE:

Merrill S. Moyer, Chairman
Norman L. Keller
P. Gregory Shelly
John U. Young

Appointment of Independent Registered Public Accounting Firm for 2008

On November 13, 2007, the Corporation retained KPMG LLP (KPMG) as its independent registered public accounting firm for the fiscal year ending December 31, 2008. The selection of the independent registered public accounting firm was recommended and approved by the Audit Committee.

Prior to 2004, shareholder ratification of the selection of the independent registered public accounting firm for the Corporation was requested at the annual shareholder meeting. In the spirit of the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — the Audit Committee, with the approval of the Board, has determined that a ratification vote would inhibit the committee’s ability to make timely decisions with respect to the appointment and/or dismissal of the independent registered public accounting firm and has therefore recommended removal of the ratification vote from the proxy process.

A representative from KPMG, as independent registered public accounting firm for the current fiscal year, is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional services rendered by KPMG for the integrated audit, including an audit of the Corporation’s annual financial statements and internal controls over financial reporting, and fees billed for other services rendered by KPMG:

	2007	2006

Audit Fees	$401,797	$342,158
Audit Related Fees(1)	52,000	68,943
Tax Fees(2)	66,341	71,197
Other Fees	-0-	-0-

(1)	Includes audit of benefit plans, FOCUS report audit and student loan agreed upon procedures; 100% of these fees were approved pursuant to the Audit Committee’s pre-approval policy and procedures.

(2)	Includes preparation of federal and state tax returns and tax compliance issues; 100% of these fees were approved pursuant to the Audit Committee’s pre-approval policy and procedures.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The principal objective of the Corporation is to maximize shareholder value through the development and enhancement of the Corporation’s business operations. To further that objective, the Corporation’s executive compensation program is designed to:

•	Attract and retain employees in leadership positions in the Corporation by recognizing the importance of these individuals in driving the vision of the Corporation of being a strong and influential leader in the markets we serve and providing our customers with financial solutions for life, which is critical to both the short-term and long-term success of the Corporation.

•	Support strategic performance objectives through the use of compensation programs. The goal of the executive compensation program is to provide the executive with a total compensation package competitive with the market and industry in which the Corporation operates and to promote the long-term goals, stability and performance of the Corporation, aligning the interests of management with those of our shareholders.

•	Support the Corporation’s management development and succession plans.

•	Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

•	Require executives to acquire substantial levels of ownership of Corporation stock in order to better align the executives’ interests with those of the shareholders through a variety of plans.

•	Ensure, to the extent possible, that compensation has been and will continue to be tax deductible.

An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Compensation Committee.

EXECUTIVE COMPENSATION

BASE SALARY COMPENSATION

The Compensation Committee’s approach is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Compensation Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar asset size, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Compensation Committee makes salary decisions in a structured annual review. The Compensation Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews. To help quantify these measures, the committee has, from time to time, enlisted the assistance of independent compensation consultants. Base salaries are determined by considering the experience and responsibilities of the individual executive officer with a target of paying at the median (50%) level of our peer group adjusted for overall performance of the individual executive. Base salaries are adjusted annually and are in effect for the period January 1 through December 31.

During 2007, the Corporation engaged Pearl, Meyer & Partners to accumulate comparative data on the Corporation’s peer group which the Compensation Committee utilized in adjusting the base salary of its executive group. The Corporation’s peer group, eighteen (18) institutions of similar asset size and regional location, consists of: National Penn Bancshares, Inc.; S&T Bancorp, Inc.; Harleysville National Corporation; Independent Bank Corp.; Sandy Spring Bancorp, Inc.; Washington Trust Bancorp, Inc.; Hudson Valley Holding Corp.; Lakeland Bancorp, Inc.; Tompkins Financial Corporation; OceanFirst Financial Corp.; Peoples Bancorp Inc.; Parkvale Financial Corporation; Omega Financial Corporation; First Defiance Financial Corp.; Arrow Financial Corporation; First United Corporation; Peapack-Gladstone Financial Corp.; and Oak Hill Financial, Inc.

Increases in base salary compensation during 2007 were based on individual performance and a selected peer group compensation review performed by the Corporation’s independent compensation consultants.

Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers of the Corporation or its subsidiaries.

ANNUAL INCENTIVES

Univest established a non-equity annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures and related targets for the plan are set forth in the preceding fiscal year by the Compensation Committee. The annual incentive program consists primarily of cash bonuses paid for: 1) individual performance to reinforce the critical focus of our executive officers on certain annual objectives that have significant impact on our long-term performance strategy; and 2) meeting annual Corporation performance goals (annual net income, efficiency ratio, return on average assets, return on average equity or other annual performance targets as set by the Compensation Committee). An executive may receive up to 50% of their annual incentive bonus in shares of the Corporation’s stock which the Corporation will match with a restricted stock grant. The restricted stock grant will vest ratably over a five-year period. The purpose of this deferral option is to further align the executive’s interests with those of the shareholders, promote retention and keep the executive focused on the long-term viability, performance and stability of the Corporation.

For the year-ended December 31, 2007, based on the projected performance goals, the threshold was set at a 40% payout, the target was established at a 100% payout and a maximum was established at a 150% payout; if the projected performance goals are less than the established threshold amounts, there is no payout. Understanding that actual results will not equal the Target, Threshold or Stretch goals exactly, the Annual Incentive Compensation plan provides for laddered payouts based on actual results compared to Target as detailed in the table below:

Incentive
	Pay-Out	Net Income	ROA	ROE	Efficiency Ratio

Stretch	150%	5.00% above	10 bps above	250 bps above	250 bps lower
	140%	4.00% above	8 bps above	200 bps above	200 bps lower
	130%	3.00% above	6 bps above	150 bps above	150 bps lower
	120%	2.00% above	4 bps above	100 bps above	100 bps lower
	110%	1.00% above	2 bps above	50 bps above	50 bps lower
Target	100%	—	—	—	—
	88%	0.25% below	1 bps below	25 bps below	25 bps higher
	76%	0.50% below	2 bps below	50 bps below	50 bps higher
	64%	0.75% below	3 bps below	75 bps below	75 bps higher
	52%	1.00% below	4 bps below	100 bps below	100 bps higher
Threshold	40%	1.25% below	5 bps below	125 bps below	125 bps higher

The above payout will be based 25% on the performance of the individual and contribution to the organization in the particular year and 75% on the achievement of the Corporation’s performance targets for the year. Each individual performance metric will have a threshold, target and stretch component. The performance metrics which will be measured each will have a 25% weighting and will be:

•	Net Income

•	Return on average assets

•	Return on average equity

•	Efficiency ratio

For the year ended December 31, 2007, results of the Corporation and individual performance resulted in an incentive pay-out compared to target of 52.75%. The 52.75% is comprised of an individual performance component equating to 10% (for each of the named executive officers) and the Corporation’s performance targets component of 42.75% (no incentive pay-out for net income, a 64% incentive payout for return on average assets, a 76% incentive pay-out for return on average equity, and an 88% incentive payout for the efficiency ratio.)

For the year ended December 31, 2006, based on the projected net income growth, the threshold was set at a 40% payout, the target was established at a 100% payout and a maximum was established at 145% payout; if net income growth is less than the established threshold amount, there is no payout. The threshold for net income growth was not achieved for the year-ended December 31, 2006; therefore there were no annual incentive plan payouts.

LONG-TERM INCENTIVES

Stock-Based Compensation

The long-term incentive program consists primarily of stock options and restricted stock grants, which are granted based on the Corporation’s performance compared to its selected peers, which consists of ten high-performing financial institutions located within or close to the Corporation’s market area, with respect to certain financial measures. The purpose of the program is to align management’s interests with those of our shareholders, promote employee retention and also to ensure management’s focus on the long-term stability and performance of the Corporation. The Corporation’s target is to pay out incentive compensation, both short-term and long-term, at the median (50%) level of our peer group.

At the Annual Meeting in 2003, the shareholders approved the Univest 2003 Long-Term Incentive Plan. The purpose of the plan is to enable employees of the Corporation to: (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit. Participation in the 2003 Long-Term Incentive Plan is determined by the Compensation Committee. The plan authorizes the Committee to grant both stock and/or cash-based awards through incentive and non-qualified stock options, stock appreciation rights, restricted stock, and/or long-term performance awards to participants. With respect to these grants, 1,500,000 shares were set aside for these long-term incentives. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.).

Upon a change in control: any stock appreciation rights outstanding for at least six months and any stock options awarded which have been held for at least six months shall become fully vested and exercisable; restrictions applicable to any restricted stock award shall lapse and such shares shall be deemed fully vested; the value of all outstanding stock options, stock appreciation rights and restricted stock awards shall be cashed out on the basis of the change in control price; and any outstanding long-term performance awards shall be vested and paid out based on the prorated target results for the performance periods in question.

Long-term incentive compensation currently consists of a combination of stock options and restricted stock. The granting of options will occur annually on December 31 and is not contingent on the achievement of annual targets described under Annual Incentives.

Restricted stock grants will be granted each year on December 31, but only will be “awarded” based on how the Corporation performs compared to its select peer group, determined based on year-to-date September 30 results, with respect to the following financial metrics:

•	Return on average assets

•	Return on average equity

If the Corporation performs better than 75% of its selected peer group with respect to both return on average assets and return on average equity, the Corporation will achieve its “Target” payout. If the Corporation performs better than 50% of its select peer group with respect to both return on average assets and return on average equity, the Corporation will achieve its “Threshold” payout. Finally, if the Corporation performs better than all companies in its select peer group with respect to return on average assets and return on average equity, the Corporation will achieve its “Stretch” payout. The number of restricted shares ultimately awarded will then vest ratably over a three-year period.

Title	Threshold	Target	Stretch

Chairman & CEO	2,500	5,000	7,500
Senior Executive Vice President	1,250	2,500	3,750
Executive Vice President	500	1,000	1,500

Post-Retirement Plans

Univest provides a qualified pension plan to all employees and non-qualified pension plans for certain executive officers. The Defined Benefit Pension Plan (DBPP) is a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The DBPP is a noncontributory defined benefit retirement plan covering substantially all employees of the Corporation and its wholly owned subsidiaries. In order to be eligible for the DBPP, employees must complete one year of service (defined as working more than 1,000 hours) and attain age 21. The DBPP is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA.) The DBPP is administered by a Pension Committee appointed by the Board of Directors of the Corporation. The Pension Committee has appointed Univest National Bank and Trust Co., a wholly owned subsidiary of the Corporation, as trustee of the DBPP. Employer contributions are based on amounts required to be funded under the provisions of ERISA. No contributions are required or permitted by the participants.

The normal retirement date is the first day of the month in which the participant’s 65th birthday occurs and he/she has completed five years of credited service. The normal annual retirement benefit amount is 1.5% of average earnings for each year of credited service up to 20 years plus 0.5% of average earnings for each year of credited service in excess of 20, plus 0.25% of average earnings in excess of the average Social Security wage base for each year of credited service up to 35 years.

Each participant who has at least 10 years of service and who has attained age 55 may elect to retire early within the 10-year period immediately prior to his normal retirement age. These participants who elect and qualify for early retirement are considered fully vested by the DBPP. The early retirement benefit is based on credited service and average earnings at early retirement date without reduction on the date when the participant’s age plus years of service equal 85, but not before age 62 or after age 65. Benefits are reduced from that retirement date by 6% per year for the first five years and 4% per year thereafter to age 55.

Participants are not vested until they have completed five years of service, at which time they become fully vested in the DBPP. Participants may elect to receive pension benefits in the form of a joint and survivor annuity, a life annuity, or a lump-sum payment.

A vested participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a pre-retirement survivor annuity and may have his death benefit distributed to his beneficiaries within five years after his death.

While the Corporation has not expressed any intent to do so, the DBPP may be discontinued at any time, subject to the provisions of ERISA. In the event such discontinuance results in termination of the DBPP, the DBPP provides that the net assets of the plan shall be allocated among the participants in the order provided for in ERISA. To the extent there are unfunded vested benefits other than benefits becoming vested by virtue of termination of the DBPP, ERISA provides that such benefits are payable to participants by the Pension Benefit Guaranty Corporation (PBGC) up to specified limitations.

Should the DBPP terminate at some future time, its assets generally will not be available on a pro rata basis to provide participants’ benefits. Whether a particular participant’s accumulated plan benefits will be paid depends on both the priority of those benefits and the level of benefits guaranteed by the PBGC at that time. Some benefits may be fully or partially provided for by the then-existing assets and the PBGC guaranty while other benefits may not be provided for at all.

The non-qualified plans include a Supplemental Retirement Plan and a Supplemental Non-Qualified Pension Plan inclusive of a Medical Reimbursement Plan and Split-Dollar Life Insurance. These non-qualified plans generally provide an additional retirement benefit paid to the employee beginning at age 65 for a term between 10 and 15 years, plus death benefits. An employee, upon attaining the age of 60, may elect early retirement and be entitled to receive this benefit based upon the employee’s accrual balance as of the early retirement date.

The Supplemental Retirement Plan (SERP) was established in 1994 for employees whose date of hire was prior to January 1, 1994, were a current participant in the qualified pension plan for at least five years and whose benefit under the qualified pension plan was affected by the changes made to the Internal Revenue Code Section 401(a)(17) as enacted in the Omnibus Budget Reconciliation Act of 1993. The SERP establishes a payment to the participant that equates to the difference between: the payment amount of the qualified plan retirement benefit to which the participant would have been entitled under the qualified plan if such benefit were computed subject to Code Section 401(a)(17) as in effect prior to the effective date of the Omnibus Budget Reconciliation Act of 1993; and the amount of the qualified plan retirement benefit actually payable to the participant. Under a change in control, no termination of the SERP shall directly or indirectly deprive any current or former participant or surviving spouse of all or any portion of the SERP benefit of which has commenced prior to the effective date of such change in control.

The Supplemental Non-Qualified Pension Plan (SNQPP) was established in 1981 for employees who have served for several years, with ability and distinction, in one of the primary policy-making senior level positions at Univest, with the understanding that the future growth and continued success of Univest’s business may well reflect the continued services to be rendered by these employees and Univest’s desire to be reasonably assured that these employees will continue to serve and realizing that if these employees would enter into competition with Univest, it would suffer severe financial loss. The SNQPP was established prior to the existence of a 401K Deferred Savings Plan, the Employee Stock Purchase Plan and the Long-Term Incentive Plans and therefore is not actively offered to new participants. At the age of 65 years, covered employees will receive annual payments equivalent to fifty percent of their annual salary at their retirement date, adjusted annually thereafter by a percentage of the change in the Consumer Price Index (CPI). Between the ages of 60 and 65, covered employees may choose early retirement and receive payments under the SNQPP based on the employee’s accrual balance, adjusted annually thereafter by a percentage of the change in the CPI. The benefit period is a maximum of fifteen years. Benefits will continue to be paid to the employee’s beneficiary upon employee’s death for the remainder of the benefit period. Payments under the SNQPP are capped each year and adjusted annually by a percentage of the change in the CPI. In 2007 the maximum benefit payable was $107 thousand. Upon a change in control, the covered employee is entitled to a lump sum benefit equal to the present value of his accrued balance using the ten-year Treasury yield. Upon a change in control where Univest is not the surviving company, the SNQPP is not automatically terminated and the obligations under the SNQPP become the obligations of the surviving company. The SNQPP contains a non-compete clause under which payments will be forfeited by those covered retirees and employees who compete with Univest.

The SNQPP also includes a Medical Reimbursement Plan providing covered employees, who maintain a medical insurance policy during retirement, reimbursements for uncovered medical expenses up to $5,000 per annum during the benefit period.

During 2000, Univest purchased Bank Owned Life Insurance (BOLI) to offset the funding needs of future obligations under these non-qualified pension plans. The SNQPP includes a Split-Dollar Agreement which provides the covered employee’s beneficiary a fixed dollar amount of the death proceeds under the BOLI. The fixed dollar amounts payable range between $100,000 and $250,000.

Income tax regulations require the inclusion of nonqualified deferred compensation benefits as wages for Social Security and Medicare tax purposes. The non-qualified plan benefits and vesting provisions are reviewed annually, the covered employees’ Social Security and Medicare wages reflect includable nonqualified deferred compensation, and appropriate taxes are withheld.

On an optional basis, all officers and employees who have attained the age of 21 and have completed one month of continuous service may participate in the Deferred Salary Savings Plan (DSSP). In the year 2007, participants may defer from up to a maximum of $15,000 if under age 50 and $20,000 if over age 50. After employees complete 6 months of service, the Corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant’s salary. All contributions are invested via a trust. The Corporation’s matching contributions for 2007 and 2006, amounting to $507,000 and $440,000, respectively, are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant’s retirement. The DSSP permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

OTHER PERQUISITES

Certain named executive officers receive expense allowances, a car allowance and/or country club membership dues. These perquisites are determined by the Compensation Committee under the same methodologies for and in conjunction with base salary compensation. Univest also provides certain named executive officers with personal tax preparation services; these services are provided by a Certified Public Accounting firm other than Univest’s Independent Auditors, KPMG LLP.

FUTURE COMPENSATION DETERMINATION

The Committee will continue to reassess Univest’s executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2008 and beyond.

TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Corporation and the Compensation Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Corporation’s tax deduction with respect to any affected compensation.

DIRECTOR COMPENSATION

For the year ended December 31, 2007, each non-employee Director or Alternate Director was paid an annual retainer fee of $10,000. Each non-employee Director receives a fee of $800 for each Board Meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Each Alternate Director receives a “consultant fee” of $800 for each Board meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors or Alternate Directors who attend committee meetings of the Board receive a fee ranging from $450 to $750 for each meeting attended.

The Corporation offers a Director Fee Deferral Plan under which the directors can voluntarily contribute all or a portion of their director fees. These deferred fees accumulate value either based on the Bank’s average cost of total time deposits and purchased funds or the Corporation’s stock index, as elected by the director. The deferred fees remain the property of the Corporation until it is contractually obligated to pay such fees to the director upon termination, death or a change in election.

Certain directors who were formerly employed by Univest continue to receive retirement benefits under the qualified pension plan and nonqualified pension plans. Under the 1993 Univest Long-Term Incentive Plan and the Univest 2003 Long-Term Incentive Plan, optionees may exercise their vested stock options up to two years after their retirement date. Benefits under these retirement and stock-based compensation plans were incentives for continued employment as executive officers for Univest and not compensation to such individuals to serve as directors for Univest. None of these directors served in the capacity of a principal or named executive officer during 2007. Therefore, these amounts are not reflected in the Director Compensation table.

CONCLUSION

Through the programs described above, a significant portion of the Corporation’s executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

The following tables set forth for the fiscal years ending December 31, 2007 and 2006, the compensation which the Corporation and its subsidiaries paid to its principal executive officer, principal financial officer and three other named executive officers. These tables should be read in conjunction with the “Compensation Discussion and Analysis” section of this Proxy.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William S. Aichele,	2007	$395,000	$-0-	$105,550	$95,183	$104,181	$245,126	$32,134	$977,174
Chairman, President, and CEO of the Corporation and Chairman and CEO of the Bank	2006	382,000	-0-	-0-	-0-	-0-	212,424	32,163	626,587
Wallace H. Bieler,	2007	230,000	-0-	52,775	12,620	42,464	513,003	20,737	871,599
Senior Executive Vice President, COO and Corporate Secretary of the Corporation and Senior Executive Vice President and Corporate Secretary of the Bank	2006	220,000	-0-	-0-	-0-	-0-	255,022	18,480	493,502
K. Leon Moyer,	2007	246,000	-0-	52,775	47,592	45,418	203,389	19,938	615,112
Senior Executive Vice President of the Corporation and President and COO of the Bank	2006	235,000	-0-	-0-	-0-	-0-	204,210	18,446	457,656
Jeffrey M. Schweitzer, CPA,	2007	46,154	-0-	21,110	27,242	6,594	-0-	800	101,900
Executive Vice President and CFO of the Corporation and CFO of the Bank(k)	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Kenneth H. Hochstetler,	2007	150,000	-0-	21,110	27,242	19,782	21,381	12,268	251,783
Executive Vice President of the Corporation; President of Univest Investments; and President of Univest Insurance	2006	124,800	-0-	-0-	-0-	-0-	17,351	9,748	151,899

(f)	Represents the fair value expense to Univest for all stock options granted during 2007 and 2006, respectively, in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R.) Assumptions used in calculating the SFAS 123R expense on these stock options are set forth in Note 10 to the Financial Statements included in Univest’s Form 10-K for the year ended December 31, 2007.

(i)	Includes Deferred Salary Savings Plan (401(k)) company matching contributions, life insurance premiums, imputed income on split dollar life insurance plans, car allowance, expense allowance, personal tax preparation services, and country club membership dues.

(k)	Mr. Schweitzer joined Univest in October 2007; amounts in the table are not reflective of an entire twelve-month period.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Possible Future Payouts			Estimated Future Payouts Under			Number of	Number of	Exercise or
		Under Non-equity Incentive Plan			Equity Incentive Plan			Shares of	Securities	Base Price
	Grant	Awards(b)			Awards(b)			Stock or	Underlying	of Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards

		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)

William S. Aichele	12/31/07	$86,000	$215,000	$322,500	N/A	N/A	N/A	5,000	27,000	$21.11
Wallace H. Bieler(a)	12/31/07	-0-	-0-	-0-	N/A	N/A	N/A	2,500	4,500	21.11
K. Leon Moyer	12/31/07	37,100	92,750	139,125	N/A	N/A	N/A	2,500	13,500	21.11
Jeffrey M. Schweitzer	12/31/07	20,000	50,000	75,000	N/A	N/A	N/A	1,000	6,000	21.11
Kenneth H. Hochstetler	12/31/07	16,000	40,000	60,000	N/A	N/A	N/A	1,000	6,000	21.11

(a)	Mr. Bieler retired on January 31, 2008 and is not eligible for future payouts under non-equity and equity incentive plan awards.

(b)	The named executive officers may elect to receive up to 50% of their annual incentive compensation (listed under “Estimated Possible Future Payouts Under Non-equity Incentive Plan Awards”) in the form of the Corporation’s stock which will be matched by the Corporation in the form of a restricted stock grant which will vest ratably over a five-year period. For presentation purposes, it is assumed that the named executive officers will not make the 50% election.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

						Stock Awards
									Equity
									Incentive
									Plan Awards:
	Option Awards							Equity	Market or
			Equity					Incentive Plan	Payout
			Incentive					Awards:	Value of
			Plan Awards:					Number of	Unearned
	Number of	Number of	Number of			Number of	Market Value	Unearned	Shares,
	Securities	Securities	Securities			Shares or	of Shares or	Shares, Units	Units or
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration	have not	have not	have not	have not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested (#)	Vested (#)	Vested ($)

William S. Aichele(a)	26,249	-0-	-0-	$21.62	12/31/08	-0-	$-0-	-0-	$-0-
	20,249	-0-	-0-	28.27	12/31/13	-0-	-0-	-0-	-0-
	3,856	-0-	11,144	24.27	12/30/15	-0-	-0-	-0-	-0-
	-0-	-0-	27,000	21.11	12/31/17	5,000	105,550	-0-	-0-
Wallace H. Bieler(a)	8,624	-0-	-0-	21.62	12/31/08	-0-	-0-	-0-	-0-
	6,550	-0-	-0-	28.27	12/31/13	-0-	-0-	-0-	-0-
	2,500	-0-	5,000	24.27	12/30/15	-0-	-0-	-0-	-0-
	-0-	-0-	4,500	21.11	12/31/17	2,500	52,775	-0-	-0-
K. Leon Moyer(a)	7,687	-0-	-0-	21.62	12/31/08	-0-	-0-	-0-	-0-
	6,000	-0-	-0-	28.27	12/31/13	-0-	-0-	-0-	-0-
	2,500	-0-	5,000	24.27	12/30/15	-0-	-0-	-0-	-0-
	-0-	-0-	13,500	21.11	12/31/17	2,500	52,775	-0-	-0-
Jeffrey M. Schweitzer	-0-	-0-	6,000	21.11	12/31/17	1,000	21,110	-0-	-0-
Kenneth H. Hochstetler	3,000	-0-	-0-	21.62	12/31/08	-0-	-0-	-0-	-0-
	2,100	-0-	-0-	28.27	12/31/13	-0-	-0-	-0-	-0-
	1,000	-0-	2,000	24.27	12/30/15	-0-	-0-	-0-	-0-
	-0-	-0-	6,000	21.11	12/31/17	1,000	21,110	-0-	-0-

(a)	Includes both non-qualified and incentive stock options.

OPTIONS EXERCISED AND STOCK VESTING TABLE

	Options Awards(a)		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized(b)	Acquired	Realized on
Name	Exercise	on Exercise	on Vesting	Vesting

	(#)	($)	(#)	($)

William S. Aichele	25,312	$164,698	N/A	N/A
Wallace H. Bieler	9,374	60,994	N/A	N/A
K. Leon Moyer	9,374	60,338	N/A	N/A
Jeffrey M. Schweitzer	-0-	-0-	N/A	N/A
Kenneth H. Hochstetler	4,125	9,165	N/A	N/A

(a)	The Corporation has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Corporation stock having an equivalent value. This exchange allows the executives to exercise their options on a net basis without having to pay the exercise price in cash. However, it will result in the executives acquiring fewer shares than the number of options exercised. Mr. Aichele, Mr. Bieler, Mr. Moyer and Mr. Hochstetler utilized this program in 2007.

(b)	“Value Realized” is calculated by subtracting the exercise price from the Fair Market Value as of exercise date. Fair Market Value is calculated as the mean of the closing bid and asked prices of the Corporation’s common stock as reported by the NASDAQ Stock Market.

PENSION BENEFITS

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service	Benefit	Year

		(#)	($)(a)	($)

William S. Aichele	Defined Benefit Pension Plan	36.05	$664,031	$-0-
	Supplemental Retirement Plan	36.05	559,446	-0-
	Supplemental Non-Qualified Pension Plan	—	647,771	-0-

Wallace H. Bieler	Defined Benefit Pension Plan	41.23	1,174,824	-0-
	Supplemental Retirement Plan	41.23	32,945	-0-
	Supplemental Non-Qualified Pension Plan	—	890,973	-0-

K. Leon Moyer	Defined Benefit Pension Plan	36.95	675,732	-0-
	Supplemental Retirement Plan	36.95	54,705	-0-
	Supplemental Non-Qualified Pension Plan	—	639,140	-0-

Jeffrey M. Schweitzer	Defined Benefit Pension Plan	N/A	N/A	N/A
	Supplemental Retirement Plan	N/A	N/A	N/A
	Supplemental Non-Qualified Pension Plan	N/A	N/A	N/A

Kenneth H. Hochstetler	Defined Benefit Pension Plan	16.00	108,270	-0-
	Supplemental Retirement Plan	N/A	N/A	N/A
	Supplemental Non-Qualified Pension Plan	N/A	N/A	N/A

(a)	Univest’s pension plans are described in the Compensation Discussion and Analysis under the heading “Post-Retirement Plans.” Assumptions used in calculating the present value of the accumulated benefit are set forth in Note 9 to the Financial Statements included in Univest’s Form 10-K for the year ended December 31, 2007.

NONQUALIFIED DEFERRED COMPENSATION

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings	Withdrawals/	December 31,
Name	in 2007	in 2007	in 2007	Distributions	2007

	($)	($)	($)	($)	($)

William S. Aichele	$-0-	$-0-	$-0-	$-0-	$-0-
Wallace H. Bieler	-0-	-0-	-0-	-0-	-0-
K. Leon Moyer	-0-	-0-	-0-	-0-	-0-
Jeffrey M. Schweitzer	-0-	-0-	-0-	-0-	-0-
Kenneth H. Hochstetler	-0-	-0-	-0-	-0-	-0-

Univest does not currently have any non-qualified contributory deferred compensation plans available to the named executive officers.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Certain triggering events could potentially affect the amounts of compensation reported in the above tables. Triggering events would include retirement, early-retirement, termination by reason of disability, death or cause, or a change in control of the Corporation. None of the named executive officers in the tables above has an individual change in control or employment agreement, but provisions for these triggering events are addressed within the 1993 and 2003 Long-term Incentive Plans, the Defined Benefit Pension Plan (DBPP), the Supplemental Retirement Plan (SERP) and the Supplemental Non-Qualified Pension Plan (SNQPP).

1993 and 2003 Long-term Incentive Plan

Upon a change in control, stock options and restricted stock awards which have been held for at least six months shall become fully vested. Upon retirement, early-retirement or termination by reason of disability, the Compensation Committee may elect to accelerate the vesting period to allow all stock options to become fully vested and exercisable up to a period of two years after the date of such retirement, early-retirement or disability date and may elect to accelerate the vesting period of all restricted stock awards. Upon termination by death, the Compensation Committee may elect to accelerate the vesting period to allow all stock option awards to become fully vested, and exercisable by the legal representative of such employee’s estate or legatee of such employees’ will for a period of one year from the date of death and may elect to accelerate the vesting period of all restricted stock awards. There are no acceleration provisions for the willful termination of employment or termination of employment for cause. Upon the willful termination of employment, the optionee would have the lesser of three-months or the remaining term to exercise any vested stock options. Upon termination of employment for cause, all vested and unvested stock options will immediately terminate.

The following table demonstrates the impact under different triggering events if such event occurred on December 31, 2007:

						Restricted Stock Awards
	Option Awards					Number of
		Number of		Aggregate		Awards that	Aggregate
		Options that could	Average Option	Intrinsic		could be	Intrinsic
		be Accelerated	Exercise Price	Value of		Accelerated	Value of
		and Become	of Accelerated	Accelerated	Expiration	and Become	Accelerated
Name	Triggering Event	Exercisable	Options	Options	Date	Vested	Awards

		(#)	($)	($)		(#)	($)

William S. Aichele	Retirement, Early-retirement or Termination due to Disability	38,144	$22.03	$-0-	12/31/09	5,000	$105,550
	Termination by Death	38,144	22.03	-0-	12/31/08	5,000	105,550
	Change in Control	11,144	24.27	-0-	3/31/08	-0-	-0-
Wallace H. Bieler	Retirement, Early-retirement or Termination due to Disability	9,500	22.77	-0-	12/31/09	2,500	52,775
	Termination by Death	9,500	22.77	-0-	12/31/08	2,500	52,775
	Change in Control	5,000	24.27	-0-	3/31/08	-0-	-0-
K. Leon Moyer	Retirement, Early-retirement or Termination due to Disability	18,500	21.96	-0-	12/31/09	2,500	52,775
	Termination by Death	18,500	21.96	-0-	12/31/08	2,500	52,775
	Change in Control	5,000	24.27	-0-	3/31/08	-0-	-0-
Jeffrey M. Schweitzer	Retirement, Early-retirement or Termination due to Disability	6,000	21.11	-0-	12/31/09	1,000	21,110
	Termination by Death	6,000	21.11	-0-	12/31/08	1,000	21,110
	Change in Control	-0-	-0-	-0-	N/A	-0-	-0-
Kenneth H. Hochstetler	Retirement, Early-retirement or Termination due to Disability	8,000	21.90	-0-	12/31/09	1,000	21,110
	Termination by Death	8,000	21.90	-0-	12/31/08	1,000	21,110
	Change in Control	2,000	24.27	-0-	3/31/08	-0-	-0-

(a)	The market price of the Corporation’s stock at December 31, 2007 was less than the average exercise price resulting in a negative or no intrinsic value on these options at December 31, 2007.

Defined Benefit Pension Plan (DBPP)

Each participant who has at least 10 years of service and who has attained age 55 may elect to retire early within the 10-year period immediately prior to his normal retirement age. These participants who elect and qualify for early retirement are considered fully vested by the DBPP. The early retirement benefit is based on credited service and average earnings at early retirement date without reduction on the date when the participant’s age plus years of service equal 85, but not before age 62 or after age 65. Benefits are reduced from that retirement date by 6% per year for the first five years and 4% per year thereafter to age 55. A vested participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a pre-retirement survivor annuity and may have his death benefit distributed to his beneficiaries within five years after his death. None of the triggering events would impact the vested balance of a named executive officer’s benefit under the DBPP.

Supplemental Retirement Plan (SERP)

Under a change in control, no termination of the SERP shall directly or indirectly deprive any current or former participant or surviving spouse of all or any portion of the SERP benefit which has commenced prior to the effective date of such change in control. None of the triggering events would impact the vested balance of a named executive officer’s benefit under the SERP.

Supplemental Non-Qualified Pension Plan (SNQPP)

Upon a change in control where Univest is not the surviving company, the SNQPP is not automatically terminated and the obligations under the SNQPP become the obligations of the surviving company. Upon a change in control or death of the covered employee prior to their retirement date, the covered employee, or employee’s designated beneficiary is entitled to a lump sum benefit equal to the present value of his accrued balance using the ten-year Treasury yield. The “accrued balance” is the projected lump sum of the employee’s retirement benefit payable upon the employee’s attainment of age 65. Upon early-retirement, which is obtainable at the age of sixty, the employee is entitled to the accrual balance payable over fifteen years, adjusted annually thereafter by a percentage of the change in the Consumer Price Index (CPI). Upon termination of employment due to disability, the employee is entitled to the accrual balance payable, commencing at age 65, provided that the amount of the retirement benefit shall be based on the accrual balance on the date of termination due to disability, increased by an interest factor equal to the interest factor used in determining the accrual balance. If an employee terminated due to disability, and a change of control occurs prior to this employee reaching the age of 65, the employee is entitled to a lump sum benefit equal to the present value of his accrued balance using the ten-year Treasury yield. The SNQPP contains a non-compete clause under which payments will be forfeited by those covered retirees and employees who compete with Univest. If the employee is terminated for a reason other than death, retirement, early-retirement, disability, or a change in control, the benefits under the SNQPP are forfeited by the employee. The only named executive officers who are participants in the SNQPP are William S. Aichele, Wallace H. Bieler and K. Leon Moyer. If at December 31, 2007, any one of these participant’s employment was terminated for a reason other than death, retirement, early-retirement, disability, or a change in control, the benefits shown in the Pension Benefits table would be forfeited. If a change in control had occurred at December 31, 2007, these participants would benefit from a lump sum payment equal to their present value of accumulated benefit, in the Pension Benefits table above, plus the following amounts: for William S. Aichele, $556,691; for Wallace H. Bieler, $32,346; and for K. Leon Moyer, $531,696.

DIRECTOR COMPENSATION

The following table illustrates compensation received by non-employee directors and alternate directors not covered in the Summary Compensation Table for the year ended December 31, 2007:

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

	($)(a)	($)	($)	($)	($)(b)	($)	($)

Marvin A. Anders	$37,650	$-0-	$-0-	$-0-	$-0-	$-0-	$37,650
James L. Bergey	36,900	-0-	-0-	-0-	-0-	-0-	36,900
R. Lee Delp	29,825	-0-	-0-	-0-	-0-	-0-	29,825
Charles H. Hoeflich	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Norman L. Keller	22,550	-0-	-0-	-0-	-0-	-0-	22,550
Thomas K. Leidy	40,050	-0-	-0-	-0-	-0-	-0-	40,050
H. Ray Mininger	19,350	-0-	-0-	-0-	-0-	-0-	19,350
Merrill S. Moyer	43,825	-0-	-0-	-0-	-0-	-0-	43,825
P. Gregory Shelly	22,800	-0-	-0-	-0-	-0-	-0-	22,800
John U. Young	22,425	-0-	-0-	-0-	-0-	-0-	22,425
William G. Morral	21,800	-0-	-0-	-0-	-0-	-0-	21,800
Mark A. Schlosser	18,800	-0-	-0-	-0-	-0-	-0-	18,800
Margaret K. Zook	21,050	-0-	-0-	-0-	-0-	-0-	21,050

(a)	Includes annual retainer fees, Board meeting fees and other committee fees as described in the Compensation Discussion and Analysis under the heading “Director Compensation.”

(b)	The accumulated values under the Corporation’s Director Fee Deferral Plan, as described in the Compensation Discussion and Analysis under the heading “Director Compensation,” at December 31, 2007 were as follows: for P. Gregory Shelly, $149,878; for John U. Young, $105,767; for William G. Morral, $220,769; and for Margaret K. Zook, $65,089. There are no pension benefits listed in this table.

RELATED PARTY TRANSACTIONS

During 2007, some of the directors and executive officers, including their immediate family members and affiliated organizations, had lending relationships and other banking transactions with us as customers of Univest’s banking subsidiary, Univest National Bank and Trust Co. In management’s opinion, these transactions were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for other comparable transactions with other nonaffiliated persons; they did not involve more than normal collection risk and do not present other unfavorable features. It is anticipated that similar transactions will occur in the future.

These transactions were made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Reserve Board Regulation O. As of December 31, 2007, loans to executive officers, directors, and their affiliates represented 28.1% of total shareholders’ equity in Univest Corporation.

In addition to these banking transactions and lending relationships, some directors and their affiliated entities provide services or otherwise do business with Univest and its affiliated entities; all such transactions are handled in the ordinary course of business and are reviewed by the Audit Committee on a quarterly basis, at which time transactions with directors are monitored to verify their independent status as a director. During 2007, the Corporation and its subsidiaries paid $2.5 million to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, a non-independent Director of the Corporation, is President of H. Mininger & Son, Inc.

UNIVEST CORPORATION OF PENNSYLVANIA
BOARD COMPENSATION COMMITTEE

The Compensation Committee of the Board (Committee) for the fiscal year ended December 31, 2007 was comprised of five independent members appointed by the Board: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer.

The Committee’s responsibilities include reviewing and approving corporate goals and objectives, including financial performance and shareholder return, relevant to approving the annual compensation of the Corporation’s CEO, executive officers, and other key management personnel through consultation with management and the Corporation’s independent professional compensation consultants. Recommendations are made to the Board with respect to overall incentive-based compensation plans, including equity based plans, which includes a review of the Corporation’s management development and succession plans. In addition, the Committee will review and recommend changes to the annual retainer and committee fee structure for non-employee directors on the Board. The Committee’s charter is available at the Corporation’s website on the internet: www.univest.net in the “INVESTORS” section under Governance Documents.

Management’s role in the compensation process includes: evaluating employee performance; establishing corporate goals and objectives; and recommending the salary levels and option awards for all employees other than the top three named-executive officers. The Committee may retain an outside consultant to assist in the evaluation of any individual executive compensation, incentive programs, or any other matter deemed appropriate by the Committee and to provide for the appropriate funding of such consulting or advisory firm.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (Committee) met eight (8) times in 2007. The Committee has reviewed and discussed the Compensation Discussion and Analysis for the year-ended December 31, 2007 with the Corporation’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Corporation’s Compensation Discussion and Analysis be incorporated into the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission, and be included in this proxy statement on Schedule 14A, for filing with the Securities and Exchange Commission.

UNIVEST COMPENSATION COMMITTEE:

Charles H. Hoeflich, Chairman
R. Lee Delp
Thomas K. Leidy
Merrill S. Moyer

CORPORATE GOVERNANCE DISCLOSURE

CODE OF CONDUCT

The Corporation has adopted a Code of Conduct for all directors and a Code of Conduct for all officers and employees including the CEO and senior financial officers. It is the responsibility of every Univest director, officer and employee to maintain a commitment to high standards of ethical conduct and to avoid any potential conflicts of interest. The Codes are designed not only to promote clear and objective standards for compliance with laws and accurate financial reporting — they also contain an accountability mechanism that ensures consistent enforcement of the codes and protection for persons reporting questionable behavior, including a fair process for determining possible violations. The Codes of Conduct are available on our website at www.univest.net in the “INVESTORS” section under Governance Documents.

Any waiver of the Codes of Conduct for directors or executive officers must be approved by the Board or a committee of the Board and disclosed on Form 8-K within two days. Any waivers would also be posted on our website within two business days. The waiver reporting requirement process was established in 2003, and there have been no waivers.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met one (1) time during the fiscal year ending December 31, 2007. All members of the Committee are independent as defined by the listing standard rules of the NASDAQ Stock Market and the SEC Regulations. The primary purpose of the Committee is to identify individuals for nomination as members of the Board and Board committees as appropriate for the Corporation to discharge its duties and operate in an effective manner to further enhance shareholder value. The Nominating Committee charter is available for shareholder review on the internet at www.univest.net in the “INVESTORS” section under Governance Documents, or by requesting a copy in writing from the Secretary of the Corporation. Members of the Committee at December 31, 2007 were: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer.

The Nominating and Governance Committee recommended to the Board the slate of nominees included in this proxy statement for election to the Board of Directors at the annual meeting of shareholders.

Univest has three Alternate Directors who are elected annually by the Corporation’s shareholders and serve for one-year terms. The Alternate Director position provides an avenue for the Corporation to nurture future directors that the Board of Directors has determined would qualify as a nominee for the Board of Directors. These alternate directors, by attending board meetings on a regular basis without a vote, stay informed of the activities and condition of the Corporation and stay abreast of general industry trends and any statutory or regulatory developments. The pace of change in today’s financial industry makes it imperative that the Corporation maintain a fully informed Board.

The Nominating and Governance Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals to the Board for nomination. In fulfilling its responsibilities to select qualified and appropriate director candidates, the Committee will seek to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts to be considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the financial services industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director. A majority of the Directors on the Board must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence.

All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Nominating and Governance Committee or recommended by a shareholder.

Shareholder Nominations

Article II, Section 17 of the Corporation’s Bylaws governs the process of nominations for election to the Board of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than fifty (50) days prior to any meeting of the Shareholders called for the election of Directors provided, however, that if less than twenty-one (21) days notice of the meeting is given Shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the date on which the notice of the meeting was mailed to the Shareholders.

Such notification shall contain the following information to the extent known to the shareholder intending to nominate any candidate for election to the Board of Directors:

a. The name, ages and resident addresses of each of the proposed nominees;

b. The principal occupation or employment and business address of each proposed nominee; and

c.	The total number of shares of the Corporation that, to the knowledge of the notifying Shareholders, will be voted for each of the proposed nominees;

d. The name and resident address of the notifying Shareholder;

e. The number of shares owned by the notifying Shareholder.

The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors. Nomination for Alternate Directors shall be made in the same manner as Directors and in accordance with the then applicable provisions of the bylaws for such nominations. Any nomination for Director or Alternate Director made by a Shareholder that is not made in accordance herewith may be disregarded by the

Nominating Committee of the Board, if there be one, or, if not, by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.

PROPOSALS

Proposal 1 — Election of Directors

The election of four Class III directors each for a three-year term expiring in 2011 and until their successor is elected and qualified.

The nominees for Class III Director are:	Marvin A. Anders
R. Lee Delp
H. Ray Mininger
P. Gregory Shelly

The Board of Directors recommends a vote for Proposal 1.

Proposal 2 — Election of Alternate Directors

The election of three alternate directors each for a one-year term expiring in 2009 and until their successor is elected and qualified.

The nominees for Alternate Directors are:	Wallace H. Bieler
Mark A. Schlosser
Margaret K. Zook

The Board of Directors recommends a vote for Proposal 2.

Proposal 3 — Approval of Amended and Restated Univest 2003 Long-Term Incentive Plan

Introduction

In 2003, the Board of Directors and the shareholders approved the Univest 2003 Long-Term Incentive Plan (the “Original Plan”), which is intended, by providing for equity-based compensation, to permit employees of the Corporation to own shares of stock in the Corporation, to participate in the shareholder value that has been created, to have a mutuality of interest with other shareholders and to enable the Corporation to attract, retain and motivate key employees of particular merit.

The American Jobs Creation Act of 2004 added Section 409A to the U.S Internal Revenue Code of 1986, as amended (the “Code”), effective January 1, 2005. Section 409A places restrictions on payments or benefits that are classified as “deferred compensation” under that section. Final regulations were issued in 2007 and employers have until December 31, 2008 to bring their plan documents into compliance with the requirements of Section 409A.

On February 22, 2008, the Board of Directors approved the Amended and Restated Univest 2003 Long-Term Incentive Plan (the “Amended Plan”), which is intended to bring the Original Plan document into compliance with Section 409A. The Original Plan has been administered in good faith compliance with Section 409A, as permitted by the guidance under Section 409A, since January 1, 2005. The Board of Directors is requesting that the stockholders approve the Amended Plan.

The following summary of the major features of the Amended Plan is qualified in its entirety by reference to the actual text of the Amended Plan, set forth as Appendix A.

Description of the Plan

Administration

The Amended Plan is administered by a committee of not less than two Directors appointed by the Board of Directors (the “Committee”). Members of the Committee must be Non-Employee Directors, as defined by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee has the authority to select the eligible employees to whom awards are made and to establish the types, amounts and terms and conditions of awards to be granted. The Committee may adopt, alter and repeal rules and guidelines for the administration of the Amended Plan and has the authority to interpret the provisions of the Amended Plan and any grants made under it. Decisions of the Committee are final and binding on both the Corporation and Amended Plan participants.

Eligibility

Officers and other employees of the Corporation and its subsidiaries and affiliates are eligible to participate in the Amended Plan. The Amended Plan does not permit grants to non-employee Directors.

Stock Subject to the Amended Plan

Shares awarded under the Amended Plan may be authorized and unissued shares or treasury shares. A maximum of 1,500,000 shares of common stock is available for issuance under the Amended Plan. The Original Plan provided for a maximum of 1,000,000 shares, subject to adjustment for changes in the Corporation’s capital structure. As a result of a stock split, that number was adjusted to 1,500,000 shares. In the event of the termination, expiration or forfeiture of any award, the shares associated with that award will become available for future issuance under the Amended Plan. No more than 1,000,000 shares may be granted as awards of incentive stock options and no more than 250,000 shares may be granted in any calendar year.

The following table shows awards granted under the Original Plan:

Number of
Name and Position	Units

William S. Aichele,	69,252
Chairman, President, and CEO of the Corporation and Chairman and CEO of the Bank
Jeffrey M. Schweitzer, CPA,	7,126
Executive Vice President and CFO of the Corporation and CFO of the Bank
Wallace H. Bieler,	20,950
Senior Executive Vice President, COO and Corporate Secretary of the Corporation and Senior Executive Vice President and Corporate Secretary the Bank
K. Leon Moyer,	30,373
Senior Executive Vice President of the Corporation and President and COO of the Bank
Kenneth H. Hochstetler,	12,480
Executive Vice President of the Corporation; President of Univest Investments; and President of Univest Insurance
Executive Group*	68,759
Non-Executive Director Group	None
Non-Executive Officer Employee Group	304,600

*	Does not include the 5 NEOs

The following table shows information relating to all of the Corporation’s equity plans:

Equity Compensation Plan Information

	(a)	(b)	(c)
	Numer of		Number of Securities
	Securities to be	Weighted	Remaining Available for
	Issued Upon	Average Exercise	Future Issuance Under
	Exercise of	Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a)

Equity compensation plans approved by security holders	539,220	$23.31	1,031,350
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	539,220	$23.31	1,031,350

Stock Options

The Committee may award nonqualified stock options and incentive stock options, with or without stock appreciation rights. The option price may not be less than 100% of the fair market value on the date of grant. Incentive stock options may not have a term of more than ten years and nonqualified options may not have a term of more than ten years and one day. The Committee may determine vesting schedules with respect to stock options and acceptable payment methods. Unless otherwise determined by the Committee at grant or as a result of the death of an optionee, stock options are not exercisable for six months after the date of grant.

Stock options may only be transferred by will or by the laws of descent and distribution.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted only in conjunction with all or part of any stock option grant. SARs will be subject to such terms and conditions as are determined by the Committee. SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon exercise of a SAR, the optionee will receive cash and/or shares of stock, as determined by the Committee, equal to the excess of the fair market value on the exercise date of one share of stock over the option price per share specified in the related stock option, multiplied by the number of shares with respect to which the SARs have been exercised.

Restricted Stock

Shares of restricted stock may be issued alone or in addition to other awards under the Amended Plan on such terms and conditions, including performance goals, as the Committee determines. During the period of restriction, the participant may not sell, transfer or pledge the restricted stock. The Committee may provide for the lapse of restrictions in installments and may accelerate or waive the restrictions. During the period of restriction, the participant will have all the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive cash dividends, provided that the Committee may require that dividends be reinvested in restricted stock.

Long-Term Performance Awards

Long-term performance awards may be awarded alone or in addition to other awards under the Amended Plan. The Committee will determine the performance period, the performance objectives and the extent to which the performance awards have been earned. Payment of long-term performance awards may be made in the form of cash or stock, including restricted stock. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives, the Committee may revise the performance objectives and/or underlying factors and criteria to the extent deemed appropriate to avoid unintended windfalls or hardship.

Change in Control

In the event of a change in control, as defined in the Amended Plan, any SAR outstanding for at least six months and any stock options held for at least six months from the date of grant will become fully vested and exercisable. The restrictions applicable to any restricted stock awards will lapse and the shares will be deemed fully vested. The value of all outstanding stock options, stock appreciation rights and restricted stock awards will be cashed out on the basis of the fair market value as of the date the change in control occurs. No payment will be made that would, when aggregated with other payments made to the employee, result in an excess parachute payment for which the Corporation would not receive a federal income tax deduction by reason of Section 280G of the Code.

Amendments and Termination

The Board of Directors may amend, alter or discontinue the Amended Plan at any time, provided that no amendment, alteration or discontinuance may impair the rights of a participant with respect to a stock option, SAR, restricted stock grant or long-term performance award without the participant’s consent, or increase the total number of shares reserved for issuance, except as expressly provided in the Amended Plan, or change the employees or class of employees eligible to participate without the approval of the Corporation’s shareholders.

Term

No stock option, stock appreciation right, restricted stock award or long-term performance award may be granted after April 7, 2013.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and to the Corporation with respect to participation in the Amended Plan. This summary is not exhaustive and does not discuss the income tax laws of any city or state in which a participant may reside. This discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Plan.

Incentive Stock Options

Incentive stock options granted under the Amended Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Corporation by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may subject the participant to alternative minimum tax liability or increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Corporation will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognized ordinary income by reason of a disqualifying disposition, generally the Corporation will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options

No taxable income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Corporation will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights

No taxable income is recognized upon the receipt of an SAR. Upon exercise of the SAR, the fair market value of the shares received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Corporation is required to withhold from the payment made on exercise of the SAR or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock

No taxable income is recognized upon the receipt of a restricted stock grant. The award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). The participant will recognize ordinary income when the restrictions lapse equal to the excess of the fair market value of the shares on the date the restrictions lapse over the price paid for those shares, if any. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon the lapse of restrictions on the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after vesting

At the time of grant, a participant may choose to recognize the difference between the fair market value of the stock and the purchase price paid for the stock, if any, as ordinary income by filing, within thirty days of the grant date, an election pursuant to Section 83(b) of the Code. In the event of such an election, the participant will not recognize income upon vesting of the restricted stock award. Upon a subsequent disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income at the time of grant. In the case of a Section 83(b) election, the holding period for determining whether such gain or loss will be long-term or short-term commences as of the date of grant. In the event that shares of restricted stock are forfeited, the participant will not be entitled to a refund of the tax paid pursuant to the Section 83(b) election and any loss deduction may be limited to the purchase price, if any, paid by the participant for the restricted stock.

Long-Term Performance Awards

Upon receipt of cash or stock (other than restricted stock) as payment of a long-term performance award, the participant will recognize ordinary income in the amount of the cash or the fair market value of the stock on the date of receipt. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount recognized as ordinary income upon the receipt of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” to the extent that compensation to such covered employee exceeds $1 million in a taxable year. It is possible that certain compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from the Corporation, could cause this limitation to be exceeded in any particular year, but the Corporation believes this is unlikely.

The Board of Directors recommends a vote for Proposal 3. The affirmative vote of a majority of all outstanding shares is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All Proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on the shareholder’s proxy card.

SHAREHOLDER PROPOSALS

Proposals by shareholders which are intended to be presented at the Corporation’s 2009 Annual Meeting must be received by the Corporation no later than December 22, 2008, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

According to the bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation’s notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 120 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

The Board and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the person named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SHAREHOLDERS ARE URGED TO VOTE. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the postage-paid envelope we have provided. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to the call for a vote.

By Order of the Board of Directors
Souderton, Pennsylvania
WILLIAM S. AICHELE
Chairman
March 7, 2008
KAREN E. TEJKL
Secretary

APPENDIX A

UNIVEST CORPORATION OF PENNSYLVANIA

AMENDED AND RESTATED

UNIVEST 2003 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose; Definitions

The name of this plan is the Amended and Restated Univest 2003 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to enable certain employees of Univest Corporation of Pennsylvania (the “Corporation”) to (i) own shares of stock, or stock-based rights, in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.

For the purposes of the Plan, the following terms shall be defined as set forth below:

a. “Board” means the Board of Directors of the Corporation.

b. “Cause” means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Corporation.

c. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

d. “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Compensation Committee of the Board.

e. “Corporation” means Univest Corporation of Pennsylvania, a corporation organized under the laws of the State of Pennsylvania, or any successor organization.

f. “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

g. “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor definition adopted by the Securities and Exchange Commission.

h. “Fair Market Value” means, for all purposes under the Plan, the last reported sale price of the Stock on the relevant national securities exchange for the applicable date.

i. “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

j. “Long-Term Performance Award” or “Long Term Award” means an award made pursuant to Section 8 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance.

k. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

l. “Participant” means an employee to whom an award is granted pursuant to the Plan.

m. “Plan” means this Amended and Restated Univest 2003 Long-Term Incentive Plan, as hereinafter amended from time to time. The Plan continues in effect the Univest 2003 Long-Term Incentive Plan to the extent that the Plan is not inconsistent therewith. In all other respects, the Plan is effective January 1, 2008.

n. “Restricted Stock” means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

o. “Rules” means Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

p. “Securities Broker” means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(1) hereof.

q. “Stock” means the Common Stock of the Corporation.

r. “Stock Appreciation Right” means the right, pursuant to an award granted under Section 6 below, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

s. “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

Section 2.  Administration

The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board of Directors of the Corporation and who shall serve at the pleasure of the Board; provided, however, that at any time no such Committee is emplaced, the Compensation Committee of the Board shall exercise the Committee’s functions as described herein and any reference to the Committee shall in such circumstances be deemed a reference to such Compensation Committee.

The Committee shall have the authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Long-Term Performance Awards.

In particular, the Committee shall have the authority:

(i) to select the officers and other employees of the Corporation to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of shares to be covered by each award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

(v) to determine whether and under what circumstances a Stock Option may be settled in cash or stock;

(vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(l) ; and

(vii) to determine whether, to what extent and under what circumstances, consistent with the requirements of Code Section 409A, Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan Participants.

Section 3.  Stock Subject to the Plan

a. Stock Subject to Plan. The stock to be subject or related to awards under the Plan shall be shares of the Corporation’s Stock and may be either authorized and unissued or held in the treasury of the Corporation. The maximum number of shares of Stock authorized with respect to the grant of awards under the Plan, subject to adjustment in accordance with paragraph 3(d) below, shall be 1,500,000 shares of Stock, not more than 1,000,000 shares of which may be granted under awards of Incentive Stock Options.

Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, awards covering in the aggregate more than 30% of the shares of Stock authorized for grant under the Plan.

b. Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for awards under the Plan, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3, the maximum number of shares of Stock subject to issuance upon exercise of Options or other stock-based awards then outstanding under the Plan. However, in any calendar year, the total number of shares of Stock with respect to which awards may be granted under this Plan shall not exceed, subject to adjustment in accordance with paragraph 3(d) below, 250,000 shares.

c. Unused, Forfeited and Reacquired Shares. Shares of Stock not distributed as a result of unexercised or partially unexercised and terminated awards, or shares of Stock under awards in which the rights to receive or retain Stock have otherwise been terminated, expired or forfeited, and with respect to which Stock no material benefit was received by a Participant (e.g., dividends), shall again be made available for distribution in connection with future awards under the Plan to the extent not inconsistent with available exemptions under the Rules. Any shares made available for distribution in connection with future awards under this Plan pursuant to this paragraph (c) shall be added to the shares then otherwise remaining available pursuant to paragraph (a) of this Section 3.

d. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other awards made under the Plan, as may be determined to be appropriate by the Committee in its sole discretion; provided, however, that any such adjustments shall be made in a manner consistent with the regulations under Code Section 409A so as not to cause the Plan or any award under the Plan to become subject to the application of Code Section 409A, and provided further, to the extent consistent with the foregoing, the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 4.  Eligibility

Officers and other employees of the Corporation (but excluding members of the Committee and any person who serves only as a director) and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

Section 5.  Stock Options

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a parent or subsidiary of the Corporation, shall have an exercise price no less than 110% of Fair Market Value per share on the date of grant.

b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall he exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any option granted to any optionee who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation or of a parent or subsidiary of the Corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

c. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as provided in Section 5(f) and Section 9, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

d. Method of Exercise. Subject to any applicable vesting period or installment exercise provisions that may apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the Option term, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, by the withholding of whole shares of Stock (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

If payment of the Option exercise price of a Non-Qualified option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Corporation may require that the stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise.

No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

e. Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

f. Termination by Reason of Death. Subject to Section 5(j), if an optionee’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

g. Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such two-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified stock Option.

h. Voluntary Termination. Subject to Section 5(j), if an optionee voluntarily terminates employment with the Corporation, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such two-year period, any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of a voluntary termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

i. Other Termination. Unless otherwise determined by the Committee at the time of grant, if an optionee’s employment by the Corporation terminates for any reason other than death, Disability or voluntary termination, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Corporation without Cause.

j. Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value of stock (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

To the extent (if any) permitted under Section 422 of the Code, if (i) a participant’s employment with the Corporation is terminated by reason of death, Disability or voluntary termination and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such Option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change in Control.

k. Cash-Out of Option. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Option price on the effective date of such exercise.

l. Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder, and with the consent of the Committee, the Corporation agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell or withhold a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

Section 6.  Stock Appreciation Rights

a. Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan; such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

b. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value on the exercise date of one share of Stock over the Option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Rights have been exercised, with the form of payment to be determined by the Committee.

(iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(iv) A Stock Appreciation Right granted in connection with a Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Stock Option exceeds the exercise price under such Stock Option.

(v) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant.

Section 7.  Restricted Stock

a. Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

b. Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

(i) The purchase price for shares of Restricted Stock shall be determined by the Committee at the time of grant and may be zero.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

(iii) Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock, or, in the Committee’s discretion, such award and the shares of Restricted Stock granted thereunder may be recorded electronically. Any certificate issued shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended and Restated Univest 2003 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Univest Corporation of Pennsylvania. Copies of such Plan and Agreement are on file in the offices of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, Attention: Human Resources — Executive Compensation.”

(iv) The Committee shall require that any stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

c. Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions.

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period,”) the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3; provided, however, that any such provision for the deferral of cash dividends shall comply with the requirements for establishment of a permissible time and form of payment of such dividends, and shall otherwise comply with the applicable regulations, under Section 409A of the Code.

(iii) Except as provided in Section 7(c)(iv), upon termination of a Participant’s employment with the Corporation for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

(iv) In the event of hardship or other special circumstances of a Participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares, if any, shall be promptly delivered to the Participant.

Section 8.  Long Term Performance Awards

a. Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the “Performance Period”) for each Long Term Performance Award, and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

b. Adjustments of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

c. Termination of Employment. If a Participant terminates employment with the Corporation during a Performance Period, then such Participant shall not be entitled to any payment with respect to any Long Term Performance Award subject to such Performance Period.

d. Form of Payment. The earned portion of a Long Term Performance Award shall be paid on a date specified by the Committee, which date shall be not later than March 15 of the year following the year in which the relevant Performance Period ends. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, as the Committee shall determine at the time of grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.

Section 9.  Change in Control Provisions

(a) Impact of Event.

In the event of a “Change in Control” as defined in Section 9(b), unless otherwise determined by the Committee or the Board at the time of grant,

(i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested which have been held for at least six months from the date of grant, shall become fully vested and exercisable.

(ii) The restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

(iii) The value of all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock awards shall, unless otherwise determined by the Committee at the time of grant, be cashed out on the basis of Fair Market Value as of the date such Change in Control occurs.

(b) Definition of “Change in Control”. For purposes of Section 9(a), a “Change in Control” means the happening of any of the following:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as trustee)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation’s then outstanding securities without the consent of a majority of the Board;

(ii) When, during any period of twelve consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the twelve-month requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b)(ii); or

(iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation or an affiliate through purchase of assets, or by merger, or otherwise.

c. Compliance with Section 280G. No payment shall be made under this Section 9 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Change in Control, result in an excess parachute payment for which the Corporation would not receive a Federal income tax deduction by reason of Section 280G of the Code.

Section 10.  Amendments and Termination

The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or Participant with respect to a Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award which has been granted under the Plan, without the optionee’s or Participant’s consent, or which, without the approval of the Corporation’s stockholders, would:

a. except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or

b. change the employees or class of employees eligible to participate in the Plan.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other relevant regulatory developments.

Section 11.  Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Corporation, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the assets of any such trust or arrangement may not be transferred, assigned, pledged, attached, encumbered or otherwise subject to the claims of any creditor of a Participant, and any such assets shall remain subject to the claims of the Corporation’s creditors.

Section 12.  General Provisions

a. The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

c. The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

d. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

e. At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

f. The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

g. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

h. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Further, the Plan and all Plan awards shall be construed consistent with Section 409A of the Code and all applicable guidance thereunder so as not to result in the inclusion in any Participant’s income of any benefit under this Plan or under any award by reason of the application of such section.

Section 13.  Effective Date of Plan

To the extent that the Plan is not inconsistent therewith, the Plan continues in effect the Univest 2003 Long-Term Incentive Plan, which became effective upon its approval by a vote of the holders of a majority of the then total outstanding Stock. In all other respects, the Plan is effective January 1, 2008.

Section 14.  Term of Plan

No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Univest 2003 Long-Term Incentive Plan received stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

UNIVEST
CORPORATION OF PENNSYLVANIA
14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania, 18964
REVOCABLE PROXY
ANNUAL MEETING OF SHAREHOLDERS — APRIL 8, 2008
The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 8, 2008, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.
IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.
UNIVEST’S DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3.

1.	Election of Four Class III Directors	☐ For	☐ Withheld

01 — Marvin A. Anders	02 — R. Lee Delp	03 — H. Ray Mininger	04 — P. Gregory Shelly
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

2.	Election of Three Alternate Directors	☐ For	☐ Withheld

05 — Wallace H. Bieler	06 — Mark A. Schlosser	07 — Margaret K. Zook
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

3.	Approval of the Amended and Restated 2003 Long-Term Incentive Plan	☐ For	☐ Against	☐ Abstained

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF UNIVEST CORPORATION OF PENNSYLVANIA
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 8, 2008.
The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 7, 2008, hereby appoints Karen E. Tejkl, Secretary, proxy to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 8, 2008.
The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are Marvin A. Anders, R. Lee Delp, H. Ray Mininger and P. Gregory Shelly); FOR the election of the nominees for Alternate Director (those nominees Wallace H. Bieler, Mark A. Schlosser, and Margaret K. Zook); and, FOR the approval of Amended and Restated 2003 Long-Term Incentive Plan.

Signature:

Signature:

Date:

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:
1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”
OR
2.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone
OR
3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

You may vote by Internet or telephone 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 p.m., prevailing time, on April 7, 2008.
Your Internet or telephone vote authorizes the named proxy to vote in the same manner as if you marked, signed and returned your proxy card.